Exhibit 10.1

SECOND AMENDMENT TO
MULTI-TENANT INDUSTRIAL/COMMERCIAL LEASE (NET)

THIS SECOND AMENDMENT TO MULTI-TENANT INDUSTRIAL/ COMMERCIAL LEASE (NET) dated April 28, 2015 (this “Second Amendment”) is entered into by and between WESTCORE GREENVILLE, LLC, a Delaware limited liability company (“Lessor”), and ZELTIQ AESTHETICS, INC., a Delaware corporation (“Lessee”), with reference to the following:

R E C I T A L S

WHEREAS, Lessor and Lessee entered into that certain Multi-Tenant Industrial/Commercial Lease (Net) dated October 3, 2013, as amended by that certain First Amendment to Multi-Tenant Industrial/Commercial Lease (Net) dated May 5, 2014 by and between Lessor and Lessee (collectively, the “Lease”), for the lease of certain premises (the “Premises”), consisting of approximately 15,755 square feet, commonly known as Suite G located at 7085 Las Positas Road, Livermore, California. All capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Lease; and

WHEREAS, Lessor and Lessee desire by this Second Amendment to amend the Lease in order to, among other things, (a) extend the Term for an additional seventeen (17) month period; (b) provide for the Base Rent to be paid by Lessee for the Premises during the Second Extension Term (as defined below); and (c) further amend, modify and supplement the Lease as set forth herein.

NOW, THEREFORE, in consideration of the Premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lessor and Lessee hereby agree as follows:

1.    Recitals. The Recitals set forth above are incorporated herein as though set forth in full herein.

2.    Extension of Term. Lessor and Lessee acknowledge that the term of the Lease expires according to its terms on December 31, 2015. Notwithstanding anything to the contrary contained in the Lease, Lessor and Lessee agree that provided that Lessee is at no time in Breach under the Lease prior to December 31, 2015, the Expiration Date shall be extended such that the Lease shall terminate on May 31, 2017 (the “New Expiration Date”), unless sooner terminated in accordance with the terms of the Lease. The period from January 1, 2016 through the New Expiration Date shall be referred to herein as the “Second Extension Term.” Lessee acknowledges that Lessee has no option or right to extend the term of the Lease beyond the Second Extension Term.

3.    Base Rent During the Second Extension Term. Notwithstanding anything in the Lease to the contrary and in addition to paying all other amounts due under the Lease, including without limitation Lessee’s Share of Common Area Operating Expenses, Lessee shall pay monthly Base Rent for the Premises during the Second Extension Term according to the following schedule:

Period                Monthly Base Rent
January 1, 2016 - May 31, 2017         $9,768.10

4.    Condition of the Premises. Lessee acknowledges that it has been and continues to be in possession of the Premises, is familiar with the condition of the Premises and accepts the Premises in its presently existing, “as is” condition, with all faults and without representation, warranty or improvements by Lessor of any kind whatsoever. Lessor hereby informs Lessee that the Premises have not undergone inspection by a Certified Access Specialist (“CASp”). The foregoing verification is included in this Second Amendment solely for the purpose of complying with California Civil Code Section 1938 and shall not in any manner affect Lessor’s and Lessee’s respective responsibilities for compliance with construction-related accessibility standards as provided under the Lease. Lessee hereby waives any and all rights under and benefits of California Civil Code Section 1938 and acknowledges that neither the Industrial Center nor the Premises have undergone inspection by a CASp.

5.    Estoppel. Lessee hereby certifies and acknowledges, that as of the date hereof (a) Lessor is not in default in any respect under the Lease, (b) Lessee does not have any defenses to its obligations under the Lease, (c) Lessor is holding a security deposit in the amount of $11,028.50 under the Lease, and (d) there are no offsets against rent payable under the Lease. Lessee acknowledges and agrees that: (i) the representations herein set forth constitute a material consideration to Lessor in entering into this Second Amendment; (ii) such representations are being made by Lessee for purposes of inducing Lessor to enter into this Second Amendment; and (iii) Lessor is relying on such representations in entering into this Second Amendment.

6.    Brokers. Lessee hereby represents and warrants to Lessor that Lessee has not entered into any agreement or taken any other action which might result in any obligation on the part of Lessor to pay any brokerage commission, finder’s fee or other compensation with respect to this Second Amendment, other than to Lee & Associates and CBRE, and Lessee agrees to indemnify and hold Lessor harmless from and against any losses, damages, costs or expenses (including without limitation, attorneys’ fees) incurred by Lessor by reason of any breach or inaccuracy of such representation or warranty.

7.    Utility Bills. Upon Lessor’s request, Lessee shall deliver to Lessor copies of all bills for separately metered utilities supplied to the Premises for the past twelve (12) month period within thirty (30) days of Lessor’s request. Lessee shall provide all necessary authorizations for Lessor to obtain any bills relating to utility usage at the Premises directly from the utility provider, including delivering a signed and completed original of the authorization form attached as Exhibit A to this Second Amendment to Lessor concurrently with Lessee’s execution and delivery of this Second Amendment to Lessor. If Lessor is unable to obtain the information from the utility provider, Lessee shall provide copies of all utility bills relating to the Premises received after the date of this Second Amendment within ten (10) days of receipt.

8.    Lessor’s Limitation of Liability. It is expressly understood and agreed that notwithstanding anything in the Lease (as hereby amended) to the contrary, and notwithstanding any applicable law to the contrary, the liability of Lessor under the Lease, as hereby amended (including any successor Lessor) and any recourse by Lessee against Lessor shall be limited solely and exclusively to the interest of Lessor in and to the Premises, and neither Lessor, nor any of its constituent partners or members, shall have any personal liability therefor, and Lessee hereby expressly waives and releases such personal liability on behalf of itself and all persons claiming by, through or under Lessee. Under no circumstances shall Lessor be liable for injury to Lessee’s business or for any loss of income or profit therefrom.

9.    Lessor Exculpation. No present or future officer, director, employee, trustee, partner, member, manager or agent of Lessor shall have any personal liability, directly or indirectly, and recourse shall not be had against any such officer, director, employee, trustee, partner, member, manager or agent under or in connection with the Lease, as hereby amended, or any other document or instrument heretofore or hereafter executed in connection with the Lease, as hereby amended. Lessee hereby waives and releases any and all such personal liability and recourse. The limitations of liability provided in this Section are in addition to, and not in limitation of, any limitation on liability applicable to Lessor provided by law or in any other contract, agreement or instrument.

10. Ratification. Except as otherwise specifically herein amended, the Lease is and shall remain in full force and effect according to the terms thereof. In the event of any conflict between the Lease and this Second Amendment, this Second Amendment shall control.

11.    Attorneys’ Fees. Should either party institute any action or proceeding to enforce or interpret this Second Amendment or any provision thereof, for damages by reason of any alleged breach of this Second Amendment or of any provision hereof, or for a declaration of rights hereunder, the prevailing party in any such action or proceeding shall be entitled to receive from the other party all cost and expenses, including actual attorneys’ and other fees, reasonably incurred in good faith by the prevailing party in connection with such action or proceeding. The term “attorneys’ and other fees” shall mean and include attorneys’ fees, accountants’ fees, and any and all consultants’ and other similar fees incurred in connection with the action or proceeding and preparations therefore. The term “action or proceeding” shall mean and include actions, proceedings, suits, arbitrations, appeals and other similar proceedings.

12.    Submission. Submission of this Second Amendment by Lessor to Lessee for examination and/or execution shall not in any manner bind Lessor and no obligations on Lessor shall arise under this Second Amendment unless and until this Second Amendment is fully signed and delivered by Lessor and Lessee; provided, however, the execution and delivery by Lessee of this Second Amendment to Lessor shall constitute an irrevocable offer by Lessee of the terms and conditions herein contained, which offer may not be revoked for thirty (30) days after such delivery.

13.    Counterparts. This Second Amendment may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

IN WITNESS WHEREOF, this Second Amendment has been executed by the parties as of the date first referenced above.

“Lessor”

WESTCORE GREENVILLE, LLC,
a Delaware limited liability company

By: WP Investments I, LLC,
a Delaware limited liability company
its sole member

By:    Westcore Properties, LLC,
a Delaware limited liability company,
its sole member

By: /s/ Matthew Bateman
Name: Matthew Bateman
Title: Authorized Signatory

“Lessee”

ZELTIQ AESTHETICS, INC.,
a Delaware corporation

By: /s/ Patrick F. Williams
Name: Patrick F. Williams
Title: Sr. Vice President & Chief Financial Officer

EXHIBIT A

UTILITY PROVIDER AUTHORIZATION

AUTHORIZATION TO: RECEIVE CUSTOMER	SUBMITTED TO THE FOLLOWING.

INFORMATION OR ACT ON A CUSTOMER'S BEHALF	Please check all that apply:
__ PG&E    __ SoCalGas
__ SCE    __ SDG&E
THIS IS A LEGALLY BINDING CONTRACT-READ IT CAREFULLY
(Please Print or Type)
I, ____________________________________________________________________________________________________
NAME                         TITLE (IF APPLICABLE

of ___________________________________________________________ (Customer) have the following mailing address
NAME OF CUSTOMER OF RECORD
_________________________________________________________________________________, and do hereby appoint
MAILING ADDRESS        CITY         STATE         ZIP
_______________________________________________ of ____________________________________________________
NAME OF THIRD PARTY                    MAILING ADDRESS
______________________________________________________________________________________________________
CITY                             STATE             ZIP

to act as my agent and consultant (Agent) for the listed account(s) and in the categories indicated below:

ACCOUNTS INCLUDED IN THIS AUTHORIZATION:

1.____________________________________________________ _________________________________________
SERVICE ADDRESS         CITY                  SERVICE ACCOUNT NUMBER
2. ____________________________________________________ _________________________________________
SERVICE ADDRESS         CITY                  SERVICE ACCOUNT NUMBER
3. ____________________________________________________ _________________________________________
SERVICE ADDRESS         CITY                  SERVICE ACCOUNT NUMBER

(For more than three accounts,please list additional accounts on a separate sheet and attach it to this form)

INFORMATION, ACTS AND FUNCTIONS AUTHORIZED- This authorization provides authority to the Agent. The Agent must thereafter provide specific written instructions/requests (e-mail is acceptable) about the particular account(s) before any information is released or action is taken. In certain instances,the requested act or function may result in cost to you,the customer. Requests for information may be limited to the most recent 12 month period.

I (Customer) authorize my Agent to act on my behalf to perform the following specific acts and functions (initial all applicable boxes):
____ 1. Request and receive billing records, billing history and all meter usage data used for bill calculation for all of my account(s),as specified herein,regarding utility services furnished by the Utility1.
____ 2. Request and receive copies of correspondence in connection with my account(s) concerning (initial all that apply):
____ a.    Verification of rate,date of rate change, and related information; ____ b.     Contracts and Service Agreements;
____ c.     Previous or proposed issuance of adjustments/credits;or
____ d.     Other previously issued or unresolved/disputed billing adjustments.
____3.    Request investigation of my utility bill(s).
____4.     Request special metering, and the right to access interval usage and other metering data on my account(s).
____5.     Request rate analysis.
____6.     Request rate changes.
____7.     Request and receive verification of balances on my account(s) and discontinuance notices.
1 The Utility will provide standard customer information without charge up to two times in a 12 month period per service account. After two requests in a year, I understand I may be responsible for charges that may be incurred to process this request.

AUTHORIZATION TO: RECEIVE CUSTOMER INFORMATION OR ACT ON A CUSTOMER'S BEHALF

I(CUSTOMER) AUTHORIZE THE RELEASE OF MY ACCOUNT INFORMATION AND AUTHORIZE MY AGENT TO ACT ON MY BEHALF ON THE FOLLOWING BASIS2 (initial one box only):
21f no time period is specified, authorization will be limited to a one-time authorization
____    One time authorization only (limited to a one-time request for information and/or the acts and functions specified above at the time of receipt of this Authorization).

____
One year authorization - Requests for information and/or for the acts and functions specified above will be accepted and processed each time requested within the twelve month period from the date of execution of this Authorization.

____
Authorization is given for the period commencing with the date of execution until _______________________(Limited in duration to three years from the date of execution.) Requests for information and/or for the acts and functions specified above will be accepted and processed each time requested within the authorization period specified herein.

RELEASE OF ACCOUNT INFORMATION:

The Utility will provide the information requested above,to the extent available,via any one of the following. My
(Agent) preferred format is (check all that apply):

____    Hard copy via US Mail (if applicable).

____    Facsimile at this telephone number: ___________________________

____    Electronic format via electronic mail(if applicable) to this e-mail address: ______________________________

I (Customer), ________________________________ (print name of authorized signatory), declare under penalty of perjury under the laws of the State of California that Iam authorized to execute this document on behalf of the Customer of Record listed at the top of this form and that Ihave authority to financially bind the Customer of Record. Ifurther certify that my Agent has authority to act on my behalf and request the release of information for the accounts listed on this form and perform the specific acts and functions listed above. I understand the Utiity reserves the right to verify any authorization request submitted before releasing information or taking any action on my behalf. I authorize the Utility to release the requested information on my account or facilties to the above Agent who is acting on my behalf regarding the matters listed above. I hereby release, hold harmless, and indemnify the Utility from any liability, claims, demands, causes of action, damages, or expenses resulting from: 1) any release of information to my Agent pursuant to this Authorziation; 2) the unauthorzied use of this information by my Agent; and 3) from any actions taken by my Agent pursuant to this Authorization, including rate changes. I understand that I may cancel this authorization at any time by submitting a written request. [This form must be signed by someone who has authority to financially bind the customer (for example, CFO of a company or City Manager of a municipality).]

____________________________________________________ ____________________________________________
AUTHORZIED CUSTOMER SIGNATURE                 TELEPHONE NUMBER

Executed this __________ day of ___________ __________    at ______________________________________.
             MONTH     YEAR         CITY AND STATE WHERE EXECUTED

I (Agent), hereby release, hold harmless, and indemnify the Utility from any liability, claims, demand, causes of action, damages,or expenses resulting from the release of customer information obtained pursuant to this authorization and from the taking of any action pursuant to this authorization, including rate changes.

____________________________________________________ ____________________________________________
AGENT SIGNATURE                        TELEPHONE NUMBER
____________________________________________________
COMPANY

Executed this __________ day of ___________ __________
             MONTH     YEAR